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Consent of Independent Certified Public Accountants



The Board of Directors
MC Informatics, Inc.


We hereby consent to the incorporation by reference in the Registration Statement (No. 333-14519) on Form SB-2 of our report dated March 18, 1999, relating to the financial statements of MC Informatics, Inc. (formerly known as HealthDesk Corporation) appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.




                                                          BDO SEIDMAN, LLP




Orange County, California
April 15, 1999